432586-1






                                A G R E E M E N T


                                     BETWEEN


                              SANDERSON FARMS, INC.

                                 (TRUCK DRIVERS)


                                       AND


               LABORERS' INTERNATIONAL UNION OF NORTH AMERICA,

               PROFESSIONAL EMPLOYEES LOCAL UNION #693, AFL-CIO









                                , 1999 -, 2002





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                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE



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432586-1

432586-1

                                 ARTICLE ______
                                MANAGEMENT RIGHTS

Section __.1.
      There shall remain in the Company the exclusive and unilateral right of management of the Company's plant and facilities and the assignment and direction of the working forces, not limited to but including the following: to determine the number, location and type of plants it may operate; to decide the products to be manufactured, the methods of manufacture, the materials to be used and the continuance or discontinuance of any product mater or method of production; to introduce new equipment, machinery or processes and to change or eliminate existing equipment, machinery or processes; to discontinue, temporarily or permanently, in whole or in part, conduct of its business or operations; and to relocate its business or operations in whole or in part; to decide the nature of materials, supplies, equipment or machinery to be used and the price to be paid; to decide upon the sales methods and sales price of all products; to subcontract any work performed by or for the Company; to hire the workforce in accordance with the requirements set by management; to transfer, promote or demote employees subject to the seniority provisions of this Agreement; to lay off employees for economic reasons and to terminate, discharge, suspend or otherwise relieve employee from duty for just cause; to direct and control the workforce; to establish and enforce reasonable rules governing employment, conduct, and working conditions; to determine the size of the workforce; to determine the number of employee assigned to any particular operation; to determine the workplace and to set reasonable work performance levels; to establish, change, combine or abolish job classifications and to determine the length of the work week; to utilize job rotation as deemed necessary by the company; to determine work starting and stopping time, the length of the work day, when overtime shall be worked, to require overtime; and to determine the qualifications of employees. All other rights of Management are also expressly retained even though not particularly enumerated above unless they are clearly limited by the explicit language of some other provisions of this Agreement.
      It is understood that the word "unilateral right" as used herein mean that the company shall have the unquestioned right to take such action without prior notification or consultation with the Union, except that any such action, once taken, may be questioned, to the extent provided in this Article or as specifically provided elsewhere in this Agreement, through the grievance and arbitration procedures. Section ___.2.
      If the sub-contracting of work usually performed by bargaining unit employees or partial or complete plant relocation will have the foreseeable effect of causing the layoff of any unit employee, the Company will give notice to the Union and the parties will negotiate on the effects of the layoff. It is further understood that none of the provisions of this Article shall have the effect to reduce or waive any rights of unit employees under the Worker Adjustment and Retraining Notification Act (WARN).
Section ___.3.
      Failure of the Company to exercise rights herein reserved to it or exercising them in a particular way shall not be deemed a waiver of said rights of the Company's rights to exercise said rights in some other manner not in conflict with the terms of this Agreement.


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                                 ARTICLE _______
                                    AGREEMENT

Section .1. This Agreement made and entered into this ______ day of ____________, 1999, by and between Sanderson Farms, Inc. (Brazos Processing Division) at its Bryan, Texas processing plant (hereinafter referred to as "Employer" or "Company"), and United Food and Commercial Workers Union, Local 408, AFL-CIO, chartered by the United Food and Commercial Workers International Union, AFL-CIO, CLC (hereinafter referred to as the "Union".
                                   WITNESSETH
Section .2. WHEREAS, the Company and the Union are desirous of entering into a contractual relationship covering rates of pay, hours of work and other terms and conditions of employment of employees employed within the unit of representation as hereinafter described; and Section .3. WHEREAS, the parties have conferred, negotiated and agreed upon the terms and conditions of employment to be applicable to the employees covered by this Agreement for the contract period as herein specified. Section .4. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:


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                                ARTICLE ________
                                   RECOGNITION

Section .1. The Employer recognizes the Union as the certified bargaining representative (NLRB Case No. 16-RC-10107) for all production and maintenance employees employed at its Bryan, Texas Poultry Processing Plant, excluding office clerical employees, guards, professional employees, and supervisors, as defined in the Act. Section .2. No employee shall be required to make any written or verbal agreement that will conflict with this Agreement. No employee shall be reclassified so as to defeat the purpose of this Agreement.


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                                ARTICLE ________
                                  SHOP STEWARDS

Section .1. The Employer recognizes the right of the Union to designate shop stewards, not to exceed ______ (__) in number, who shall be assigned to serve specific areas of the plant to handle such Union business as may arise. The shop stewards shall be employees of the Company. The Union shall notify the Company in writing as to the names of the stewards and of any changes in designation of stewards. Section .2. A representative of the Union shall be permitted to enter the plant at reasonable times, upon Employer's premises and plant, provided such representative shall in no way interfere with the operations of Employer's business and shall make arrangements with the Employer's manager.


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                                ARTICLE _________
                               GRIEVANCE PROCEDURE

Section .1. Grievances arising under this contract are herein defined as a claim by a party to this Agreement or an employee covered by this Agreement that the Company or the Union has violated a provision of this Agreement.
                                     STEP I
      The employee shall discuss the grievance or complaint with the immediate supervisor within five (5) working days after the event giving rise thereto occurs, or within five (5) working days following the date on which the grievant had or reasonably would have had knowledge thereof. In the event the employee so requests, the appropriate steward shall be present at this step. The supervisor shall give an answer within five (5) working days after the grievance is received.
                                     STEP 2
      If there is no settlement in Step 1, the grievance may be presented by the employee and/or shop steward within five (5) working days from the date on which the supervisor's answer was given in Step 1. The grievance must be presented in writing to the department superintendent and must state the following information:
      (a) name or names of employee or employees involved; (b) the department or departments involved; (c) the date and time of the occurrence or discovery of the grievance; (d) the facts complained about

      (e) the specific provision of this Agreement alleged to have been violated;
            (failure to designate the correct provision will not affect the merits of the grievance);

      (f) the remedy requested.
The superintendent shall give the Company's answer in writing within five (5) working days after the grievance is received by the superintendent.

                                     STEP 3
      In the event the grievance is not settled in Step 2, then the grievance may be appealed in writing to the division manager or a designated representative by the Union to Step 3 within five (5) working days from the Company's answer in Step 2. The division manager or a designated representative shall give an answer in writing within five (5) working days from the date of the appeal. In the event the grievance is not settled then the aggrieved party or parties shall have the right to request arbitration.
      In the event a grievance arises on behalf of the Employer, the matter shall be presented to the Union Business Agent in writing, who shall have seven
(7) days from the date of submission within which to endeavor to reconcile the grievance presented and shall give an answer in writing within that time. If not settled within that time, the aggrieved party or parties shall have the right to request arbitration. Section .2. Discharge grievances shall be processed initially under Step 3 of the grievance procedure. The written grievance shall be filed with the division manager within five (5) working days following the date of discharge. Section .3. A failure to observe the time limit specified herein for original presentation of a grievance or presentation in any subsequent step of the grievance procedure on the part of either the grievant or the Union shall be conclusive evidence that the grievance has been settled and abandoned.
      Failure on the part of the Company to comply with the time limits for delivering its answer in any step of the grievance procedure shall automatically advance the grievance to the next step of the grievance procedure.
      The time limits of the grievance procedure may be extended by mutual consent of the Union and the Company.


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                               ARTICLE __________
                                   ARBITRATION

Section .1. If a party to this Agreement desires to take a grievance to arbitration, it shall within fifteen (15) calendar days after the denial of the grievance, give written notice of his intention to the other party, together with a written statement of the specific provision or provisions of this Agreement at issue. Section .2. The parties shall attempt to select an impartial arbitrator. If they are unable to agree upon a choice within seven (7) calendar days after the receipt of Notice of Intent to Arbitrate, either party may request the Federal Mediation and Conciliation Service to submit a list of five
(5) arbitrators, from which the arbitrator will be selected. Selection shall be made by the parties alternately striking any name from the list (the first to strike shall be the party requesting arbitration) until only one (1) name remains. The final name remaining shall be the arbitrator of the grievance. Section .3. The jurisdiction and the decision of the arbitrator of the grievance shall be confined to a determination of the acts and the interpretation or application of the specific provision or provisions of this Agreement at issue. The Arbitrator shall be bound by terms and provisions of this Agreement and shall have the authority to consider only grievances representing solely an arbitration issue under this Agreement. The arbitrator shall have no authority to add to, alter, amend, or modify any provision of this Agreement. The decision of the arbitrator in writing on any issue properly before the arbitrator in accordance with the provisions of this Agreement, shall be final and binding on the aggrieved employee or employees, the Union, and the Employer. Section .4. Multiple grievances shall not be heard before one arbitrator at the same hearing except by mutual agreement of the parties. Section .5. The Union and the Employer shall each bear its own costs in these arbitration proceedings, except that they shall share equally the fee and other expenses of the arbitrator in connection with the grievance. Section .6. The Grievance Committee of the Union shall have the sole authority to determine whether or not the employee's grievance is qualified to be submitted to arbitration by the Union. The decision of the Grievance Committee shall be made at its first meeting after the Company's Step 3 answer, and the Union will promptly inform the Company of its decision.
                               ARTICLE __________
                                    SENIORITY

Section .1. Seniority is defined as the length of an employee's continuous employment in the bargaining unit at the Company's Bryan, Texas, poultry processing plant since the last permanent date of employment. For purposes of layoff, recall, promotion, and vacation only, this shall include continuous service which began at another Sanderson plant prior to the effective date of this contract. Section .2. All newly hired or rehired employees shall be considered as probationary employees for a period of ninety (90) days during which period they shall not acquire seniority, and during which they may be discharged without recourse to the grievance and arbitration procedures provided herein. If retained as a regular employee upon satisfactory completion of the probationary period, seniority shall be retroactive to the first day of employment Section .3. In matters of promotion , consideration will be given to an employee's skill, ability, attendance, versatility, training, physical fitness, and seniority; and when, in the opinion of the Company, the factors other than seniority are relatively equal, seniority will be the deciding factor. In layoffs and recalls, seniority will prevail, provided the employees involved are relatively equal in ability and fitness to immediately perform the available work.. .Section .4. An employee's seniority shall be lost and employment considered terminated by:
      (a)    discharge for just cause;
      (b) failure to return from layoff within five (5) working days after written notice by certified mail is sent by the Company to the employee's last known address on the Company's books. Actual notice to the employee of recall by any other means shall satisfy the terms of this provision;
      (c)   voluntary termination of employment;
      (d) failure to report after termination of a leave of absence approved by the Company in writing on the first scheduled day following the expiration of such leave of absence;
      (e) engaging in a gainful occupation while on leave of absence; (f) absence from work for three (3) consecutive working days without notice to the Company, which shall be considered as a voluntary quit, unless notice was prevented by a cause beyond the control of the employee;
      (g) separation from the Company's active payroll for any reason, exclusive of leaves of absence approved by the Company, for a period exceeding an employee's length of service in the Bryan plant, or three (3) months, whichever is less.
Section .5. For the purposes of this  Agreement,  layoffs shall be classified as
(a) "short term" and (b) "long term". A short term layoff is a layoff which will not exceed ten (10) workdays in length. Short term layoffs may be made without regard to seniority. A long term layoff is a layoff which will exceed ten (10) workdays in length. Long term layoffs shall be made subject to Section 3 of this Article. Section .6. All permanent job vacancies in premium rated classifications shall be posted for two (2) consecutive working days on the plant bulletin board. Employees in lower rated classifications desiring promotion to such jobs shall sign a bid sheet posted on the bulletin board. An employee who does not sign such bid sheet shall have no right to consideration for the vacancy. However, the fact that an employee did not sign the bid sheet will not preclude that employee's selection for the job by the Company if none of the signers is determined to be qualified. If no qualified employee bids on the posted position, the Company may fill the position in its discretion. If, after a reasonable period not to exceed thirty (30) days, the employee selected for the posted position achieves an acceptable level of performance, the employee shall receive the rate of the new position. If the employee fails to perform in an acceptable manner, such employee shall return to a job in their former classification and the premium job shall be posted again. An employee who self-disqualifies shall return to the extra board at the line operator's rate of pay and shall not be eligible for bidding on a premium job for a period of six
(6) months. Section .7. Assignments involving employees on the extra board shall be in order of seniority. Within a department, no extra board employee shall be retained over a permanently assigned employee.


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                                ARTICLE ________
                                 SENIORITY LIST

Section .1. Upon request at any reasonable time, the Company shall furnish to the Union a current seniority list. The list shall be by department and shall include social security number, date of hire, and rate of pay.


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                                ARTICLE ________
                                NO DISCRIMINATION

Section .1. The Company and the Union agree that they will not discriminate against any person with regard to employment or Union membership because of race, creed, color, sex, religion, age, national origin, or disability (as defined in the Americans With Disabilities Act). Section .2. Whenever masculine gender is used in this Agreement, it shall apply to the feminine gender.


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                                 ARTICLE _______
                              DURATION OF AGREEMENT

Section .1. This Agreement shall remain in full force and effect from the ____ day of __________________, _____ until the _____ day of _____________, _____, and shall continue thereafter from year to year until either party to this Agreement desires to terminate this Agreement by giving written notice at least sixty (60) days prior to __________________, _____, or at least sixty (60) days' written notice prior to any anniversary date thereafter. The parties to this Agreement shall endeavor to satisfactorily negotiate any contemplated change or execute a new Agreement during the sixty (60) day period, after proper notice in writing has been given as provided herein and above. Notice, as specified in this Article, shall be mailed via United States Certified Mail.